Exhibit 99.1

HashiCorp Announces Fourth Quarter and Fiscal Year 2022 Financial Results

•
Fourth quarter revenue totaled $96.5 million, representing an increase of 56% year-over-year; fiscal 2022 revenue totaled $320.8 million, representing an increase of 51% year-over-year.
•
Trailing four quarter average Net Dollar Revenue Retention rate was 131% at the end of the fourth quarter fiscal 2022, up from 123% in the fourth quarter of fiscal 2021.
•
Fourth quarter total GAAP RPO totaled $428.8 million, representing an increase of 62% year-over-year; fourth quarter current GAAP RPO totaled $268.9 million, representing an increase of 62% year-over-year.
•
Fourth quarter total non-GAAP RPO totaled $452.2 million, representing an increase of 58% year-over-year; fourth quarter current non-GAAP RPO totaled $289.2 million, representing an increase of 55% year-over-year.

SAN FRANCISCO – March 10, 2022 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its fourth quarter and fiscal 2022, ended January 31, 2022.

"The fourth quarter of fiscal 2022 saw strong results for HashiCorp as we continue to deliver our cloud operating model vision to the marketplace, enabling the largest enterprises to execute on their multi-cloud strategies,” said Dave McJannet, CEO, HashiCorp.

“We see enterprises looking for consistent workflows and a system of record for operating their cloud infrastructure, and it's gratifying to see them turning to HashiCorp’s offerings as a result. We added 323 new customers during the fourth quarter, including 60 customers with equal to or greater than $100K in ARR, now totaling 655, up from 500 in the fourth quarter of fiscal 2021," said McJannet. “We continue to focus on our adopt, land, expand, and extend sales model that leverages the power of our vendor-controlled open source software to drive licensing of our primary commercial products: HashiCorp Terraform, Vault, and Consul.”

Fiscal 2022 Fourth Quarter Financial Results

Revenue: Total revenue was $96.5 million in the fourth quarter of fiscal 2022, up 56% from $61.8 million in the same period last year. Total revenue was $320.8 million for fiscal 2022, up 51% from $211.9 million in fiscal 2021.

Gross Profit: GAAP gross profit was $69.8 million in the fourth quarter of fiscal 2022, representing a 72% gross margin, compared to a GAAP gross profit of $50.4 million and a 81% gross margin in the same period last year. Non-GAAP gross profit was $83.7 million in the fourth quarter fiscal 2022, representing an 87% non-GAAP gross margin, compared to a non-GAAP gross profit of $50.5 million and an 82% non-GAAP gross margin in the same period last year.

Operating Loss: GAAP operating loss was $227.3 million in the fourth quarter of fiscal 2022, compared to GAAP operating loss of $7.1 million in the same period last year. Non-GAAP operating loss was $31.1 million in the fourth quarter of fiscal 2022, compared to a non-GAAP operating loss of $5.5 million in the same period last year.

Net Loss: GAAP net loss was $227.7 million in the fourth quarter of fiscal 2022, compared to a GAAP net loss of $6.9 million in the same period last year. Non-GAAP net loss was $31.5 million in the fourth quarter of fiscal 2022, compared to a non-GAAP net loss of $5.2 million in the same period last year.

Net Loss per Share: GAAP net loss per share was $1.70 based on 133.6 million weighted-average shares outstanding in the fourth quarter of fiscal 2022, compared to a GAAP net loss per share of $0.11 based on 65.2 million weighted-average shares outstanding in the same period last year. Non-GAAP net loss per share was $0.24 in the fourth quarter of fiscal 2022, compared to a non-GAAP net loss per share of $0.08 in the same period last year.

Remaining Performance Obligation (RPO): Total RPO was $428.8 million in the fourth quarter of fiscal 2022, up from $263.9 million in the same period last year. The current portion of RPO was $268.9 million in the fourth quarter of fiscal 2022, up from $165.8 million in the same period last year. Total non-GAAP RPO was $452.2 million in the fourth quarter of fiscal 2022, up from $286.1 million in the same period last year. The current portion of non-GAAP RPO was $289.2 million in the fourth quarter of fiscal 2022, up from $186.2 million in the same period last year.

Cash: Net cash used in operating activities was $7.0 million in the fourth quarter of fiscal 2022, compared to $6.5 million used in operating activities in the same period last year. Cash and cash equivalents totaled $1,355.8 million in the fourth quarter of fiscal 2022, compared to $270.8 million in the same period last year.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Fiscal 2022 Fourth Quarter and Recent Operating Highlights

Key Metrics:

•
HashiCorp ended the fourth quarter of fiscal 2022 with 2,715 customers, up from 2,392 customers at the end of the previous fiscal quarter and 1,473 at the end of the fourth quarter of fiscal 2021.
•
The company ended the fourth quarter of fiscal 2022 with 655 customers with equal or greater than $100,000 in ARR, up from 595 customers at the end of the previous fiscal quarter and 500 at the end of the fourth quarter of fiscal 2021.
•
Customers equal to or greater than $100,000 in ARR represented 89% of total revenue in the fourth quarter of fiscal 2022 compared to 87% in the previous fiscal quarter and 87% in the fourth quarter of fiscal 2021.
•
Quarterly subscription revenue from HCP reached $6.9 million in the fourth quarter of fiscal 2022, up from $5.4 million in the previous fiscal quarter and $1.5 million in the fourth quarter of fiscal 2021.
•
Total GAAP RPO reached $428.8 million at the end of the fourth quarter of fiscal 2022, up from $349.0 million in the previous fiscal quarter and $263.9 million in the fourth quarter of fiscal 2021. GAAP RPO to be recognized within one year was 63% of total GAAP RPOs in the fourth quarter of fiscal 2022 compared to 63% in the fourth quarter of fiscal 2021.
•
Total Non-GAAP RPO reached $452.2 million at the end of the fourth quarter of fiscal 2022, up from $368.0 million in the previous fiscal quarter and $286.1 million in the fourth quarter of fiscal 2021. Non-GAAP RPO to be recognized within a year was 64% of total non-GAAP RPOs in the fourth quarter of fiscal 2022 compared to 65% in the fourth quarter of fiscal 2021.
•
The company's trailing four quarter average Net Dollar Revenue Retention rate was 131% at the end of the fourth quarter of fiscal 2022, up from 127% in the previous fiscal quarter.

Fourth Quarter Highlights

•
The company released HashiCorp Consul API Gateway, which helps users consistently manage access to service mesh applications; released Consul service mesh on Amazon ECS which enables users to deploy Consul in a secure configuration on Amazon ECS; expanded support for the HashiCorp Cloud Platform, which became available across the Asia-Pacific region; released new GA versions of HashiCorp Terraform, Vault, Consul, and Nomad.
•
HashiCorp continued to see growing demand for HashiCorp Cloud Engineer Certifications, with more than 4,000 certification tests taken in Q4.
•
The company announced two new HCP Vault verified integrations from Denodo and Servicenow, and 10 new self-managed HashiCorp Vault integrations from Confluent, Elastic, JFrog, and others, adding to the existing list of more than 100 Vault partner integrations.
•
HashiCorp Terraform Cloud won the 2021 CRN Tech Innovators Award in the DevOps Platforms category.

Financial Outlook

For the first quarter of fiscal 2023, the Company currently expects:

•
Total revenue of $92 - $96 million
•
Non-GAAP operating loss of $55 - $52 million
•
Non-GAAP EPS loss of $0.30 - $0.28
•
Weighted Average Fully Diluted Shares of 182 million

For the full fiscal year 2023, the Company currently expects:

•
Total revenue of $413 - $423 million
•
Non-GAAP operating loss of $239 - $231 million
•
Non-GAAP EPS loss of $1.30 - $1.26
•
Weighted Average Fully Diluted Shares of 184 million

HashiCorp has not reconciled its expectations as to non-GAAP operating loss and non-GAAP earnings per share to its most directly comparable GAAP measures due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock and therefore certain items, which could be material, cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP earnings per share are not available without unreasonable effort.

Conference Call Information

HashiCorp will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, March 10, 2022 to discuss its financial results and business highlights. The conference call can be accessed by dialing (877) 814-9989 from the United States and Canada or (409) 216-0732 internationally with conference ID 1497589. A live webcast of the call will also be available on the HashiCorp investor relations website at ir.hashicorp.com.

About HashiCorp, Inc.

HashiCorp is a leader in multi-cloud infrastructure automation software. The HashiCorp software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud for infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, Boundary, and Waypoint™. HashiCorp offers products as open source, enterprise, and as managed cloud services. The company is headquartered in San Francisco, though most of HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com or follow HashiCorp on Twitter @HashiCorp.

All product and company names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the first quarter and full year of fiscal 2023. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our ability to enable the largest enterprises to execute on their multi-cloud strategies, our ability to focus on our adopt, land, expand and extend sales model and leverage the power of our vendor-controlled open-source software to drive commercial licensing of our primary products of Terraform, Vault and Consul, and our outlook related to the first quarter and fiscal year 2023. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in the prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to 424(b)(4) dated December 9, 2021 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

We calculate non-GAAP gross profit as GAAP gross profit before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, stock-based compensation expense, and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.

We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods.

Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021

Revenue:
License	$15,654	$11,638	$47,504	$36,208
Support	71,784	47,132	247,566	165,607
Cloud-hosted services	6,914	1,733	18,613	4,092
Subscription revenue	94,352	60,503	313,683	205,907
Professional services	2,171	1,317	7,086	5,947
Total revenue	96,523	61,820	320,769	211,854
Cost of revenue:
Cost of license	54	134	221	536
Cost of support	14,512	7,214	38,080	27,194
Cost of cloud-hosted services	6,308	1,897	14,031	4,811
Cost of subscription revenue	20,874	9,245	52,332	32,541
Cost of professional services	5,832	2,219	11,108	8,511
Total cost of revenue	26,706	11,464	63,440	41,052
Gross profit	69,817	50,356	257,329	170,802
Operating expenses:
Sales and marketing	127,124	33,163	269,504	141,018
Research and development	96,328	15,882	165,031	65,248
General and administrative	73,630	8,456	112,108	48,545
Total operating expenses	297,082	57,501	546,643	254,811
Loss from operations	(227,265)	(7,145)	(289,314)	(84,009)
Other income, net	72	129	162	756
Loss before income taxes	(227,193)	(7,016)	(289,152)	(83,253)
Provision for (benefit from) income taxes	507	(138)	986	262
Net loss	$(227,700)	$(6,878)	$(290,138)	$(83,515)
Net loss per share attributable to common stockholders, basic and diluted	$(1.70)	$(0.11)	$(3.48)	$(1.32)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	133,610,849	65,195,719	83,276,526	63,375,470

HashiCorp, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(unaudited)

	As of January 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$1,355,828	$270,793
Accounts receivable, net of allowance of $20 and $36, respectively	126,812	93,462
Deferred contract acquisition costs	32,205	15,275
Prepaid expenses and other current assets	17,744	4,574
Total current assets	1,532,589	384,104
Property and equipment, net	15,897	8,235
Operating lease right-of-use assets	15,420	15,766
Deferred contract acquisition costs, non-current	57,126	34,970
Other assets, non-current	2,643	2,189
Total assets	$1,623,675	$445,264
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$14,267	$5,203
Accrued expenses and other current liabilities	4,542	2,138
Accrued compensation and benefits	56,939	19,213
Operating lease liabilities	3,130	2,389
Deferred revenue	206,416	136,091
Customer deposits	23,383	22,219
Total current liabilities	308,677	187,253
Deferred revenue, non-current	16,873	11,206
Operating lease liabilities, non-current	15,483	16,755
Other liabilities, non-current	351	2,741
Total liabilities	341,384	217,955
Commitments and contingencies
Redeemable convertible preferred stock
Redeemable convertible preferred stock; $0.000015 par value; 0 and 94,127,984 shares authorized as of January 31, 2022 and 2021, respectively; 0 and 94,127,984 shares issued and outstanding as of January 31, 2022 and 2021, respectively; aggregate liquidation preference of $0 and $349,760 as of January 31, 2022 and 2021, respectively	-	349,113
Stockholders’ equity (deficit)
Preferred stock; $0.000015 par value; 100,000,000 and 0 shares authorized as of January 31, 2022 and 2021, respectively; 0 and 0 shares issued and outstanding as of January 31, 2022 and 2021, respectively	-	-
Class A common stock, par value of $0.000015 per share; 1,000,000,000 and 0 shares authorized as of January 31, 2022 and 2021, respectively; 31,153,375 and 0 shares issued and outstanding as of January 31, 2022 and 2021, respectively	1	-
Class B common stock, par value of $0.000015 per share; 200,000,000 and 192,000,000 shares authorized as of January 31, 2022 and 2021, respectively; 151,013,185 and 65,577,877 shares issued and outstanding as of January 31, 2022 and 2021, respectively	2	1
Additional paid-in capital	1,788,390	94,159
Accumulated deficit	(506,102)	(215,964)
Total stockholders’ equity (deficit)	1,282,291	(121,804)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,623,675	$445,264

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021

Cash flows from operating activities
Net loss	$(227,700)	$(6,878)	$(290,138)	$(83,515)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense	195,802	1,691	200,568	39,223
Depreciation and amortization expense	1,020	265	2,498	888
Non-cash operating lease cost	697	535	2,382	2,098
Other	(55)	10	14	57
Changes in operating assets and liabilities:
Accounts receivable	(41,283)	(42,016)	(33,364)	(41,407)
Deferred contract acquisition costs	(16,689)	(10,664)	(39,086)	(19,984)
Prepaid expenses and other assets	(9,299)	437	(13,626)	2,653
Accounts payable	4,646	1,324	8,464	1,093
Accrued expenses and other liabilities	(554)	767	(895)	3,277
Accrued compensation and benefits	19,541	6,029	32,379	7,536
Operating lease liabilities	(746)	(567)	(2,567)	(1,789)
Deferred revenue	63,222	39,137	75,992	46,911
Customer deposits	4,400	3,393	1,164	3,336
Net cash used in operating activities	(6,998)	(6,537)	(56,215)	(39,623)
Cash flows from investing activities
Purchases of property and equipment	(128)	(123)	(214)	(4,304)
Capitalized internal-use software	(1,730)	(1,025)	(6,382)	(2,920)
Purchase of short-term investments	-	-	-	(50,000)
Proceeds from maturities of short-term investments	-	-	-	80,000
Net cash provided by (used in) investing activities	(1,858)	(1,148)	(6,596)	22,776
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	1,252,974	-	1,252,974	-
Taxes paid related to net share settlement of equity awards	(105,642)	-	(105,642)	-
Payments of loan issuance costs	-	(229)	-	(229)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	-	-	-	174,724
Proceeds from issuance of common stock upon exercise of stock options	1,660	323	5,036	2,629
Payments of deferred offering costs	(2,494)	-	(4,522)	-
Net cash provided by financing activities	1,146,498	94	1,147,846	177,124
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,137,642	(7,591)	1,085,035	160,277
Cash, cash equivalents, and restricted cash beginning of period	219,969	280,167	272,576	112,299
Cash, cash equivalents, and restricted cash end of period	$1,357,611	$272,576	$1,357,611	$272,576
Supplemental disclosure of cash flow information
Cash paid for income taxes	$84	$73	$739	$452
Cash paid for operating lease liabilities	$927	$757	$3,291	$2,479
Supplemental disclosure of noncash investing and financing activities
Operating lease right-of-use assets obtained in exchange for new lease obligations	$2,036	$-	$2,036	$-
Unpaid deferred offering costs	$1,527	$-	$1,527	$-
Unpaid taxes related to net share settlement of equity awards	$5,347	$-	$5,347	$-
Conversion of convertible preferred stock to common stock upon initial public offering	$349,113	$-	$349,113	$-
Capitalized stock-based compensation expense	$3,562	$-	$3,562	$-
Vesting of early exercised stock options	$3	$16	$18	$99

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021

Revenue	$96,523	$61,820	$320,769	$211,854

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$69,817	$50,356	$257,329	$170,802
Add:
Amortization of stock-based compensation of capitalized internal-use software	371	-	371	-
Stock-based compensation expense	13,502	123	13,922	1,364
Non-GAAP gross profit	$83,690	$50,479	$271,622	$172,166

GAAP gross margin	72%	81%	80%	81%
Non-GAAP gross margin	87%	82%	85%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(227,265)	$(7,145)	$(289,314)	$(84,009)
Add:
Amortization of stock-based compensation of capitalized internal-use software	371	-	371	-
Stock-based compensation expense	195,802	1,691	200,568	39,223
Non-GAAP loss from operations	$(31,092)	$(5,454)	$(88,375)	$(44,786)

GAAP operating margin	-235%	-12%	-90%	-40%
Non-GAAP operating margin	-32%	-9%	-28%	-21%

Non-GAAP Net Loss
GAAP net loss	$(227,700)	$(6,878)	$(290,138)	$(83,515)
Amortization of stock-based compensation of capitalized internal-use software	371	-	371	-
Stock-based compensation expense	195,802	1,691	200,568	39,223
Non-GAAP net loss	$(31,527)	$(5,187)	$(89,199)	$(44,292)

GAAP net loss per share, diluted	$(1.70)	$(0.11)	$(3.48)	$(1.32)
Amortization of stock-based compensation of capitalized internal-use software	-	-	-	-
Stock-based compensation expense	1.47	0.03	2.41	0.62
Adjustment to total fully diluted earnings per share	(0.01)	-	-	-
Non-GAAP net income per share, diluted	$(0.24)	$(0.08)	$(1.07)	$(0.70)

Denominator:
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	133,610,849	65,195,719	83,276,526	63,375,470

Non-GAAP Free Cash Flow and Adjusted Free Cash Flow
GAAP net cash used in operating activities	$(6,998)	$(6,537)	$(56,215)	$(39,623)
Add: purchases of property and equipment	(128)	(123)	(214)	(4,304)
Add: capitalized internal-use software	(1,730)	(1,025)	(6,382)	(2,920)
Non-GAAP free cash flow	$(8,856)	$(7,685)	$(62,811)	$(46,847)
Non-GAAP free cash flow as a % of revenue	-9%	-12%	-20%	-22%

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP RPOS

(amounts in thousands)

(unaudited)

	As of
	January 31, 2021	January 31, 2022
GAAP RPOs
GAAP short-term RPOs	$165,798	$268,911
GAAP long-term RPOs	98,131	159,923
Total GAAP RPOs	$263,929	$428,834
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$20,421	$20,324
Customer deposits expected to be recognized after the next 12 months	1,798	3,058
Total customer deposits	$22,219	$23,382
Non-GAAP RPOs
Non-GAAP short-term RPOs	186,219	289,235
Non-GAAP long-term RPOs	99,929	162,981
Total Non-GAAP RPOs	$286,148	$452,216

HashiCorp, Inc.

PRESENTATION OF KEY BUSINESS METRICS

(dollars in million)

(unaudited)

	Three Months Ended
	January 31, 2021	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022
Number of customers (as of end of period)	1,473	1,736	2,101	2,392	2,715
Number of customers equal or greater than $100,000 in ARR	500	523	558	595	655
Non-GAAP Remaining Performance Obligations ($M)	$286.1	$307.7	$335.8	$368.0	$452.2
Quarterly subscription revenue from HCP ($M)	$1.5	$2.5	$3.7	$5.4	$6.9
Trailing four quarters average Net Dollar Revenue Retention Rate	123%	122%	124%	127%	131%
Trailing twelve months Non-GAAP free cash flow as a % of revenue	(22%)	(11%)	(18%)	(22%)	(20%)

HashiCorp, Inc.

PRESENTATION OF KEY Historical Financial Data

(amounts in thousands)

(unaudited)

	Three Months Ended
	January 31, 2021	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022
Revenue	$61,820	$66,912	$75,113	$82,221	$96,523
Non-GAAP free cash flow	$(7,685)	$971	$(29,994)	$(24,932)	$(8,856)

Investor Contact

Alex Kurtz

HashiCorp

ir@hashicorp.com

Media Contact

Kate Lehman

HashiCorp

media@hashicorp.com